UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

901-302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 23, 2021, both David May and Jay Jones were appointed as members of the Board of Directors (the “Board”) of SurgePays, Inc. (the “Company”).

There are no family relationships between either Mr. May or Mr. Jones and any director or other executive officer of the Company, nor are there any transactions to which the Company was or are a participant and in which either Mr. May or Mr. Jones have a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. May or Mr. Jones and any other person pursuant to which they were selected as members of the Board. Mr. May and Mr. Jones will both enter into compensatory arrangements with the Company at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURGEPAYS, INC.

Date: March 1, 2021	By:	/s/ Brian Cox
	Name:	Brian Cox
	Title:	Chief Executive Officer